CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-261445-01 on Form S-3ASR of our reports dated February 16, 2024, relating to the financial statements of Apartment Income REIT, L.P. and the effectiveness of Apartment Income REIT, L.P.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
February 16, 2024